Script for Telephone Solicitation of Proxies
                   by Employees and Board Members of HIVT


Hello, my name is _________________________, and I am calling you on behalf of Health Insurance of Vermont.

IF THE SHAREHOLDER HAS NOT RECEIVED THE PROXY MATERIAL FROM HIVT

Inquire as to whether the shareholder has received their proxy statement from HIVT, which should include a white proxy card. If the shareholder has not received a proxy with a white proxy card from HIVT, confirm the shareholder's name and mailing address and state that HIVT will be sending a proxy statement and a proxy card as soon as possible. Encourage the shareholder to review the proxy statement and return the proxy card promptly.

IF THE SHAREHOLDER HAS RECEIVED THE PROXY MATERIAL FROM HIVT

"The proxy statement with the white proxy card has been sent to you by the Board of Directors of Health Insurance of Vermont. The Board has sent you these materials because it is soliciting your proxy in connection with a Special Meeting of Shareholders currently scheduled for September 11, 1995. Your vote is important. The Board encourages you to complete the white proxy card and return it to Health Insurance of Vermont in the envelope provided as soon as you can so that your vote will be counted at the meeting."

"A complete description of the proposals up for consideration at the Special Meeting is contained in the proxy statement sent to you with your proxy card. Instructions on how to complete the proxy card are also contained in the proxy statement and on the proxy card itself. Please note that if you would simply like to support all of the Board's positions, you may do so by simply SIGNING AND DATING the card and returning it in the enclosed envelope. In the alternative, you can vote separately on each of the proposals by checking the appropriate boxes on the proxy card. As noted in the proxy statement and on the proxy card, the Board is recommending a vote against the first three proposals listed on the proxy card and a vote withheld as to the fourth proposal. Please remember that the proxy card should be SIGNED AND DATED by all joint owners of shares.

"Do you have any questions about how to complete and return the proxy card."

PROXY MATERIALS FROM THE LEONG GROUP

"You may have received or may in the near future receive proxy materials from a group of shareholders that has requested the special meeting and that is supporting the proposals to be considered at that meeting. This group of shareholders is described in HIVT's proxy statement as the Leong Group. The Leong Group's proxy materials are accompanied by a blue proxy card."

"As explained in HIVT's proxy statement, the Board of Directors of HIVT does not believe that the proposals supported by the Leong Group are in the best interests of the shareholders. The Board believes that it is taking the steps appropriate for maximizing shareholder value by carefully studying all strategic alternatives and that the proposals supported by the Leong Group, if adopted, would disrupt this strategic planning process. Consequently, the Board encourages you to return the white proxy card solicited by the Board and not the blue proxy card solicited by the Leong Group. If you have already returned the blue proxy card, you may revoke that proxy by signing, dating, and returning the white proxy card."

IF THE SHAREHOLDER HAS ADDITIONAL QUESTIONS ABOUT THE PROPOSALS

For more information on the proposals and the Board's positions on the proposals, I would refer you to the proxy statement provided by HIVT. If you have questions about the proposals or the Board's position or would like further information on the Board's position, please feel free to contact [John Mahoney] or [Bernard Zais] at the Company. The telephone number is __________________. In the alternative, if you give me your telephone number and a convenient time when you can be reached, I will arrange to have an appropriate person from HIVT contact you to discuss these issues further.

BEFORE HANGING UP

  "I thank you for your time and consideration. If you find that you have additional questions about how to complete and return the proxy card, please feel free to call ___________________ and ask for _____________________."